Exhibit 99.3

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QUARTER II
THE SUMMER OF LOVE
Mikkel
CEO OF ZENDESK

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TABLE OF CONTENTS
For the love of money.......1
The perfect match.............2
Sealed with a kiss.............3
CX Machine.....................4
Love wins..........................5
Happily ever after............6

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CHAPTER 1 - FOR THE LOVE OF MONEY
The summer in SF began like any other.
The warmth of Sunshine on our skin (our open CRM platform that launched in 2018)

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CHAPTER 1 - FOR THE LOVE OF MONEY
and the musk of sweet, steady growth—37% Y/Y to be exact—bringing the Q2 2019 revenue to
$194.6M

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CHAPTER 2 - THE PERFECT MATCH
We went looking for love in all the wrong places, but it turns out the greatest love of all was right under our noses the whole time.

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CHAPTER 2 - THE PERFECT MATCH
Zendesk Support and Zendesk Sell came together as one when we launched
Zendesk Duet
support
+
sell
=

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Love was in the air, and fervent summer romance couldn't be tamed.



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Zendesk welcomed the messaging platform **Smooch** to our family of products—and we couldn't not kiss and tell.

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Things got steamy. We talked about CX, baby, at our **Showcase** event series in Dallas, New York, and London.



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Our love knows no bounds. We celebrated **Pride** month with 24 in-office events,



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as well as participated in city-sponsored celebrations in **SF, Madison, London, Dublin, Montpellier, Copenhagen, Sao Paulo, and Melbourne.**

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CHAPTER 5 - LOVE WINS



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CHAPTER 6 - HAPPILY EVER AFTER

As the quarter ends and we ride off into the sunset, something


FROM: Q3
BE MINE?

tells us the year is just beginning...

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THE END